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                                                                    Exhibit 23.2
              Consent of Independent Certified Public Accountants
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The Board of Directors
Magainin Pharmaceuticals Inc.:
We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                         KPMG LLP

Princeton, New Jersey
June 28, 1999